Exhibit 107

Calculation of Filing Fee Table

Form F-3

(Form Type)

ObsEva SA

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)(2)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee(1)

Equity	Common Shares, par value CHF 1/13 per share	457(c)	20,326,980	0.24(3)	$4,878,475.20	$0.0000927	$452.23

Total Offering Amounts					$4,878,475.20		—

Net Fee Due							$452.23

(1)

The registrant previously registered (i) 9,842,519 common shares that could be issued pursuant to the conversion of $31,496,063 of principal of convertible notes held by or issuable to the selling stockholders (the “Notes”) and (ii) 1,634,877 common shares underlying warrants to purchase common shares, pursuant to a Registration Statement on Form F-3 (File No. 333-260974), which was filed with the Securities and Exchange Commission on November 10, 2021 and declared effective on November 22, 2021 (the “Prior Registration Statement”). In accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), an additional 20,326,980 of the registrant’s common shares that could be issued pursuant to the conversion of the Notes, which have an outstanding balance of $7,662,087.88 and a conversion price of $0.26 per share as of the date hereof, to be resold by the selling stockholders with a proposed maximum aggregate offering price of $4,878,475.20, is hereby registered, representing no more than 20% of the maximum aggregate offering price of unsold securities under the Prior Registration Statement. The securities registered hereunder also include such indeterminate number of shares of common stock as may be issued upon conversion, exchange or exercise of any securities that provide for such issuance or pursuant to the antidilution provisions of any of such securities.

(2)

Pursuant to Rule 416 under the Securities Act, the common shares being registered hereunder include such indeterminate number of ordinary shares as may be issuable with respect to the common shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(3)

Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended. The calculation of the proposed maximum aggregate offering price of the common shares is based on the average of the high and low price for the common shares on August 2, 2022, as reported on the Nasdaq Global Select Market.